Exhibit 5.1

100 N TAMPA ST SUITE 2700 TAMPA, FL 33602-5810 813.229.2300 TEL 813.221.4210 FAX FOLEY.COM

December 12, 2025

Exzeo Group, Inc.

1000 Century Park Drive

Tampa, Florida 33607

To the addressee set forth above:

We have acted as counsel for Exzeo Group, Inc, a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), registering (i) 9,157,370 shares (the “2021 Omnibus Plan Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), that may be issued pursuant to the Exzeo Group, Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”); (ii) 4,963,919 shares (the “2021 Incentive Plan Shares”) of Common Stock, that may be issued pursuant to the Exzeo Group, Inc. 2021 Equity Incentive Plan (the “2021 Incentive Plan”); and (iii) 10,000,000 shares of Common Stock (together with the 2021 Omnibus Plan Shares and the 2021 Incentive Plan Shares, the “Shares”) that may be issued pursuant to the Exzeo Group, Inc. 2025 Omnibus Incentive Plan (together with the 2021 Omnibus Plan and the 2021 Incentive Plan, the “Plans”).

In connection with our representation, we have examined: (i) the Plans and related documents; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Fourth Amended and Restated Articles of Incorporation of the Company; (iv) the Amended and Restated Bylaws of the Company; (v) the resolutions of the Company’s Board of Directors relating to the Plans and the issuance of the Shares thereunder; and (vi) such other corporate proceedings, documents and records and certificates of government officials as we have deemed necessary or appropriate to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES

MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NASHVILLE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY

SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

Exzeo Group, Inc.

December 12, 2025

We express no opinion herein as to the laws of any state or jurisdiction other than the Business Corporation Act of the State of Florida and the federal laws of the United States of America. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

Based upon the foregoing, we are of the opinion that each of the Shares, if and when issued by the Company pursuant to the terms and conditions of the Plans and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP